UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2016

EPR Properties

(Exact name of registrant as specified in its charter)

Maryland	001-13561	43-1790877
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

909 Walnut Street, Suite 200

Kansas City, Missouri 64106

(Address of principal executive office)(Zip Code)

(816) 472-1700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Agreement.

On January 14, 2016, EPR Properties (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC and KeyBanc Capital Markets Inc. (the “Underwriters”). The Underwriting Agreement was in connection with the public offering of 2,250,000 of the Company’s common shares of beneficial interest, par value $0.01 per share (the “Common Shares”). The Company has filed a prospectus supplement in connection with the offering, dated January 14, 2016, and filed with the Securities and Exchange Commission on January 19, 2016.

The foregoing description of the Underwriting Agreement does not purport to be complete and is subject to, and qualified in its entirety by, reference to the Underwriting Agreement, which is attached hereto as Exhibit 1.1, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Number	Description

1.1	Underwriting Agreement, dated January 14, 2016, among EPR Properties and J.P. Morgan Securities LLC and KeyBanc Capital Markets Inc.

5.1	Opinion of Stinson Leonard Street LLP as to the legality of the Common Shares.

8.1	Opinion of Stinson Leonard Street LLP regarding certain U.S. Federal Income Tax Matters in connection with the issuance of the Common Shares.

23.1	Consent of Stinson Leonard Street LLP to the filing of Exhibit 5.1 herewith (included in its opinion filed as Exhibit 5.1).

23.2	Consent of Stinson Leonard Street LLP to the filing of Exhibit 8.1 herewith (included in its opinion filed as Exhibit 8.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EPR PROPERTIES

By:	/s/ Mark A. Peterson
Name:	Mark A. Peterson
Title:	Executive Vice President, Treasurer and Chief Financial Officer

Date: January 21, 2016

INDEX TO EXHIBITS

Exhibit	Description

1.1	Underwriting Agreement, dated January 14, 2016, among EPR Properties and J.P. Morgan Securities LLC and KeyBanc Capital Markets Inc.

5.1	Opinion of Stinson Leonard Street LLP as to the legality of the Common Shares.

8.1	Opinion of Stinson Leonard Street LLP regarding certain U.S. Federal Income Tax Matters in connection with the issuance of the Common Shares.

23.1	Consent of Stinson Leonard Street LLP to the filing of Exhibit 5.1 herewith (included in its opinion filed as Exhibit 5.1).

23.2	Consent of Stinson Leonard Street LLP to the filing of Exhibit 8.1 herewith (included in its opinion filed as Exhibit 8.1).